SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 18, 2004

VERSANT CORPORATION
(Exact name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle Fremont California 94555
(Address of Principal Executive Offices) (Zip Code)

(510) 789-1500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

On March 18, 2004, Versant Corporation (“Versant”) completed its business combination with Poet Holdings, Inc., a Delaware corporation (“Poet”).  Poet is a publicly held developer of object database management and e-commerce software whose stock was traded on the Frankfurt Stock Exchange.  The combination was accomplished through the merger of Puma Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Versant (“Merger Sub”) with and into Poet (the “Merger”), with Poet continuing as the surviving corporation of the Merger and becoming a wholly owned subsidiary of Versant.  The Merger was consummated pursuant to an Agreement and Plan of Merger dated as of September 27, 2003, as amended, by and among Versant, Poet and Merger Sub (the “Merger Agreement”).

The Merger was approved by the stockholders of Versant and Poet at special meetings of each company’s stockholders held on March 17, 2004.  As a result of the Merger (i) each outstanding share of Poet common stock was converted into 1.40 shares of Versant common stock (plus cash in lieu of any fractional shares), and (ii) each outstanding option to purchase Poet common stock was assumed by Versant and converted into an option to purchase shares of Versant common stock according to the same exchange ratio.  The shares of Versant common stock issued to the former Poet stockholders in the Merger have been registered under a registration statement on Form S-4 (No. 333-110444) filed with the Securities and Exchange Commission and declared effective on February 4, 2004 (the “S-4 Registration Statement”). The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

In connection with the Merger, Versant’s 1,313,743 outstanding shares of Series A Preferred Stock, which were held by Vertex Technology Fund, Ltd., Vertex Technology Fund (II), Ltd. and the Joseph M. Cohen Family Limited Partnership, were converted into approximately 3,941,229 shares of Versant common stock.  In addition, upon effectiveness of the Merger, Versant’s board of directors became a 5-person board consisting of three directors from Versant (Versant Chief Executive Officer Nick Ordon and incumbent Versant directors Uday Bellary and Henry Delavati) and two directors from Poet (Jochen Witte, who was Poet’s president and CEO, and Dr. Herbert May, who was Poet’s Chairman of the Board).

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as an exhibit to this current report on Form 8-K.

Versant issued a press release on March 17, 2004 announcing the completion of the Merger, a copy of which is attached as an exhibit to this report.

Item 7:  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

Pursuant to Instruction B.3. to Form 8-K, the financial statements required by paragraph (a) of Item 7 of Form 8-K are not included in this report because the information that would be contained in them is substantially the same as the information included in the financial statements that appear beginning on page F-1 of the S-4 Registration Statement.

 (b)          Pro Forma Financial Information

Pursuant to Instruction B.3. to Form 8-K, the pro forma financial statements required by paragraph (b) of Item 7 of Form 8-K are not included in this report because the information that would be contained in them is substantially the same as the information included in the unaudited pro forma condensed combined consolidated financial statements that appear in the S-4 Registration Statement under the Section titled “Versant Corporation Unaudited Pro Forma Condensed Combined  Consolidated Financial Statements”.

(c)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Exhibit Title

2.01	Agreement and Plan of Merger dated as of September 27, 2003 by and among Versant Corporation, Puma Acquisition, Inc. and Poet Holdings, Inc. (1)

2.02	Amendment to Agreement and Plan of Merger dated as of January 20, 2004 by and among Versant Corporation, Puma Acquisition, Inc. and Poet Holdings, Inc. (2)

99.01	Press Release dated March 17, 2004, issued by Versant Corporation

(1)                                 Incorporated by reference to Exhibit 99.01 to Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2003.

(2)                                 Incorporated by reference to Annex A of the Joint Proxy Statement / Prospectus contained in Registrant’s Form S-4/A Registration Statement filed with the Securities and Exchange Commission on  January 21, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 23, 2004

VERSANT CORPORATION

By:	/s/ Lee McGrath
Lee McGrath,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

2.01	Agreement and Plan of Merger dated as of September 27, 2003 by and among Versant Corporation, Puma Acquisition, Inc. and Poet Holdings, Inc. (1)

2.02	Amendment to Agreement and Plan of Merger dated as of January 20, 2004 by and among Versant Corporation, Puma Acquisition, Inc. and Poet Holdings, Inc. (2)

99.01	Press Release dated March 17, 2004, issued by Versant Corporation

(1)                                 Incorporated by reference to Exhibit 99.01 to Registrant’s Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2003.

(2)                                 Incorporated by reference to Annex A of the Joint Proxy Statement / Prospectus contained in Registrant’s Form S-4/A Registration Statement filed with the Securities and Exchange Commission on January 21, 2004).